CONSULTANT COMPENSATION AGREEMENT NO. 3


               THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 27th day of October, 1999, among thatlook.com, Inc., a Nevada corporation ("Thatlook"); and the following individuals who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" through "D" hereof: Thomas Joseph, Jr., Branden T. Burningham, Esq., Andrew J. Katsock, III, and Allen M. Stern (collectively, the "Consultants").

               WHEREAS, the Board of Directors of thatlook has adopted a written compensation agreement for compensation of four individual Consultants who are natural persons; and

               WHEREAS, thatlook has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

               WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of thatlook; and

               WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages and exhibits thereto; and

               WHEREAS, thatlook and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which thatlook may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by thatlook;

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                           Section 1

                       Compensation Plan

          1.1 Employment. thatlook hereby employs the Consultants and the Consultants hereby accept such employment, and have and will perform the services requested by management of thatlook to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold thatlook harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to thatlook.

          1.3 Term. All services performed at the request of thatlook by the Consultants shall have been performed within 120 days from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein; provided, however, this Plan may be extended for an additional 120 day period by written agreement of thatlook and any of the Consultants.

          1.4 Payment. thatlook and the Consultants agree that thatlook shall pay the invoices of the Consultants for the services performed under this Plan by the issuance of shares of its common stock at a price per share that is equal to the amount of the maximum value of the services to be rendered by each Consultant as indicated on the appropriate counterpart signature page hereof, divided by the amount of the maximum number of shares to be issued to such Consultant as set forth therein; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Invoices for Services. On the completion of rendering the services performed by the Consultants hereunder, each of the Consultants shall provide thatlook with a written invoice detailing the services duly performed. Such invoice shall be paid by thatlook in accordance with Section 1.4 above, subject to the satisfaction of the management of thatlook that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of thatlook at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of thatlook that may be issued by thatlook for services performed by the Consultants hereunder, and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

          1.7 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of thatlook shall be services related to any "capital raising" transaction.

          1.8 Delivery of Shares. On submission of an invoice for services actually performed by the respective Consultants, and duly verified to the satisfaction of thatlook, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to thatlook in writing prior to the issuance of such shares.

          1.9  Adjustments in the Number of Shares of Common Stock and
Price Per Share. thatlook and the Consultants agree that the per share price of shares of common stock that may be issued by thatlook to the Consultants for services performed under this Plan has been arbitrarily set by thatlook; however, in the event thatlook shall undergo a merger, consolidation, reorganization, or recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of thatlook prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.10 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

          1.11 Conditions. The Plan is subject to the following conditions, to-wit:

               The number of shares of common stock to be issued under the Plan shall in no event exceed 10% of the total issued and outstanding shares of common stock of the thatlook.

                           Section 2

           Representations and Warranties of thatlook

               thatlook represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. thatlook is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          2.2 Compensation Plan. The Board of Directors of thatlook has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which thatlook may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by thatlook.

          2.3 Registration Statement on Form S-8. thatlook shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of thatlook; and thatlook will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. thatlook shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. thatlook shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. thatlook is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and thatlook has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

          2.7 Corporate Authority and Due Authorization. thatlook has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by thatlook hereunder have been duly authorized by all requisite corporate action on the part of thatlook, and this Plan constitutes a valid and binding obligation of thatlook and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of thatlook.

                           Section 3

       Representations and Warranties of the Consultants

               Each of the Consultants represents and warrants to, and covenants with, thatlook as follows:

          3.1 Employment. Each of the Consultants hereby accepts employment by thatlook for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Accredited Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of thatlook, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

          3.3 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to thatlook, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of thatlook is a suitable investment for the Consultants.

          3.4 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of thatlook shall be services related to any "capital raising" transaction.

          3.5 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                           Section 4

                           Indemnity

              thatlook and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of thatlook to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                           Section 5

                          Termination

               Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of thatlook and the respective Consultants in writing; (2) by either the Directors of thatlook or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of thatlook to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                            Section 6

                       General Provisions

          6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Thatlook:     210 West Fourth Street, #101
                         East Stroudsburg, PA 18301

          If to Consultants:  The addresses listed on the
                              Counterpart Signature Pages

          6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          6.6 Assignment. Neither thatlook nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                              THATLOOK.COM, INC.


                              By /s/ Gerard A. Powell
                                ---------------------
                                Gerard A. Powell,
                                President and Director

                          EXHIBIT "A"

            CONSULTANT COMPENSATION AGREEMENT NO. 3

                   COUNTERPART SIGNATURE PAGE

               THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 3 between thatlook.com, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

                         Consultant:

                         Thomas Joseph, Jr.
                         17 Tiller Road
                     Shavertown, PA 18708


Date: 11/3/99            /s/ Thomas Joseph, Jr.
      -------            ----------------------

                                                      Number of Shares and
                                                          Maximum Value
                                                           of Services
General Description of Services                          to be Performed

See Exhibit A-1 attached hereto and incorporated
herein by reference as will be set forth in invoices            6,350
to thatlook as payment of the option price                    $16,878.32

                                     EXHIBIT A-1

                          [LETTERHEAD OF THOMAS JOSEPH JR.]


Leonard W. Burningham, Esq.
Hermes Building, Suite 205
455 East Fifth South
Salt Lake City, Utah 84111-3323


Dear Mr. Burningham:

     I have worked with Gerard Powell designing, preparing and placing direct mail marketing promotions for thatlook.com, Inc. We have collectively tested various mail packages to generate sales leads for thatlook.com, Inc. Our current control package has been very successful generating many new profitable customers. We have accomplished this by specifically targeting plastic surgeons, dentists, oral surgeons and other medical professionals, who all wish to increase their businesses by getting new patients. Our mail marketing packages are designed to get potential customers to call thatlook.com, Inc. and inquire about their services available. Once the potential customer calls, it [sic] up to the marketing person at thatlook.com, Inc. to convert calls into sales.

     Please note that all of my services are solely for the purpose of marketing thatlook.com, Inc's. products and services. They are not for the purpose of promoting the company's stock or raising capital.

     If you need further information or clarification, please contact me at anytime. Also, please direct all correspondence to the address noted above.

                                             Sincerely,

                                             /s/ Thomas Joseph Jr.

                                             Thomas Joseph Jr.

                          EXHIBIT "B"


            CONSULTANT COMPENSATION AGREEMENT NO. 3

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 3 between thatlook, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                              Branden T. Burningham, Esq.
                              455 East 500 South, #205
                         Salt Lake City, Utah 84111



Date: 11-4-99                 /s/ Branden T. Burningham
      -------                 -------------------------

                                                      Number of Shares
                                                        Maximum Value
                                                         of Services
General Description of Services                        to be Performed

See Exhibit B-1 attached hereto and incorporated
herein by reference as will be set forth in invoices        29,618
to thatlook as payment of the option price                  $40,000

                            EXHIBIT "B-1"


October 27, 1999


Leonard W. Burningham, Esq.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re:       thatlook.com, Inc., a Nevada corporation (the
          "Company")

Dear Mr. Burningham:

          Thank you for your letter dated September 14, 1999, regarding the S-8 amendments of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company include various non-capital raising legal services, including but not limited to the preparation and filing of reports with the Securities and Exchange Commission, minutes, conferences, and telephone conversations with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., regarding certain non-capital raising matters.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          Thank you.

                              Very truly yours,

                                    /s/ Branden T. Burningham

                              Branden T. Burningham, Esq.

                          EXHIBIT "C"


            CONSULTANT COMPENSATION AGREEMENT NO. 3

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 3 between thatlook, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                              Andrew J. Katsock, III
                         5 Gail Drive
                         Plains, PA 18702-2701




Date: 11-2-99            /s/ Andrew J. Katsock, III
      -------                 --------------------------

                                                      Number of Shares
                                                        Maximum Value
                                                         of Services
General Description of Services                        to be Performed

See Exhibit C-1 attached hereto and incorporated
herein by reference as will be set forth in invoices       9,335
to thatlook as payment of the option price                 $25,000

                         EXHIBIT "C-1"

                  [LETTERHEAD OF ANDREW J. KATSOCK, III]


                                           September 22, 1999

                                           Via Facsimile Only
                                           ------------------

Leonard W. Burningham
Lawyer
Hermes Building, Suite 205
455 East Fifth South
Salt Lake City, Utah 84111-3323


Dear Mr. Burningham:

     In response to your September 14, 1999 correspondence, attached is a copy of the Summary that you forwarded to me. Please be advised I have rendered and continue to render non-capital raising legal services to That Look.com, Inc.

     Kindly provide me with copies of the reports which That Look.com, Inc. filed with the Securities and Exchange Commission, as well as a copy of the written consulting agreement regarding the shares to be issued to me pursuant to the Form S-8. All information and documentation should be forwarded to me at the above address.

     If you should have any questions, please do not hesitate to call me. Your anticipated cooperation in this matter is appreciated.

                                             Very truly yours,

                                             /s/ Andrew J. Katsock, III

                                             ANDREW J. KATSOCK, III

AJK/fn
Enclosure
cc: That Look.com, Inc.
    Attn: Gerard A. Powell
    Chief Executive Officer

                          EXHIBIT "D"

            CONSULTANT COMPENSATION AGREEMENT NO. 3

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 3 between thatlook, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                              Allen M. Stern
                         656 East Swedesford Road, Suite 325
                         Wayne, PA 19087



Date: 10-28-99           /s/ Allen M. Stern 10/28/99
      --------                ---------------------------


                                                      Number of Shares
                                                        Maximum Value
                                                         of Services
General Description of Services                        to be Performed

See Exhibit D-1 attached hereto and incorporated
herein by reference as will be set forth in invoices       20,250
to thatlook as payment of the option price                $51,042.13

                          EXHIBIT "D-1"

                   [LETTERHEAD OF KING MEDIA, INC.]

September 16, 1999

Mr. Leonard W. Burningham
Hermes Building, Suite 205
455 East Fifth South
Salt Lake City, Utah 84111-3323

Dear Leonard,

Jerry Powell faxed your form S-8 to us. It looks fine, and we certainly qualify to receive it. We are not involved in promoting the stock in any manner.

My role is to consult with Jerry and thatlook.com on direct response media planning and placement. The shares should therefore be issued directly to me personally.

Thanks,

/s/ Allen Stern

Allen Stern